Exhibit 32




                          CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of DENTSPLY International Inc. (the "Company") on Form 10-Q for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We,
Gerald K. Kunkle, Jr., Chief Executive Officer and Vice Chairman of the Board of Directors of the Company and Bret W. Wise, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1)   The Report fully  complies with the  requirements  of Sections  13(a) or
           15(d) of the Securities Exchange Act of 1934; and

(2)   The  information  contained  in  the  Report  fairly  presents,  in  all
           material   respects,   the   financial   condition  and  result  of
           operations of the Company as of the date of the Report.


/s/ Gerald K. Kunkle, Jr.
Gerald K. Kunkle, Jr.
Chief Executive Officer and
Vice Chairman of the Board of Directors


/s/ Bret W. Wise
Bret W. Wise
Senior Vice President and
Chief Financial Officer


August 9, 2004